Exhibit 10.7

INDEMNIFICATION AGREEMENT

This Indemnification Agreement, dated as of             , 20    , is made by and between Actavis W.C. Holding Inc., a Delaware corporation (the “Company”), and                      ( “Indemnitee”).

WHEREAS, Actavis plc (“Holdco”), a public limited company incorporated under the laws of Ireland, is the Company’s ultimate parent company;

WHEREAS, the Company desires to ensure that Holdco benefits from the services of highly qualified, experienced and otherwise competent persons such as Indemnitee;

WHEREAS, the Company and Indemnitee are aware of provisions under Irish law that limit the level of indemnification available to a director of Holdco;

WHEREAS, the Company previously requested that Indemnitee serve Holdco as a director of Holdco, and, if requested to do so by the Company, as a director, officer, trustee, employee, representative or agent of another corporation, joint venture, trust or other enterprise, in each case whether organized under the laws of the United States, any state thereof, any foreign nation or any political subdivision thereof; and

WHEREAS, Indemnitee desires to be indemnified by the Company and has agreed to become a director of Holdco in reliance upon the Company’s promise to provide indemnification on the basis (i) herein set forth and (ii) set forth in an indemnification agreement between Holdco and Indemnitee.

NOW, THEREFORE, in consideration of the foregoing promises and the mutual covenants herein contained, the parties hereto agree as follows:

Section 1. Generally.

To the fullest extent permitted by the laws of the State of Delaware:

(a) The Company shall indemnify Indemnitee if Indemnitee was or is a party or is threatened to be made a party to any Proceeding by reason of the fact that Indemnitee is or was or has agreed to serve at the request of Holdco as a director, officer, employee or agent of Holdco, or while serving as a director or officer of Holdco, is or was serving or has agreed to serve at the request of Holdco as a director, officer, employee or agent (which, for purposes hereof, shall include a trustee, partner or manager or similar capacity) of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity. For the avoidance of doubt, the foregoing indemnification obligation includes, without limitation, claims for monetary damages against Indemnitee in respect of an alleged breach of fiduciary duties, to the fullest extent permitted under Section 102(b)(7) of the General Corporation Law of Delaware (the “DGCL”).

(b) The indemnification provided by this Section 1 shall be from and against Expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with such Proceeding and any appeal therefrom, but shall only be provided if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of Holdco, and, with respect to any criminal Proceeding, had no reasonable cause to believe Indemnitee’s conduct was unlawful.

(c) Notwithstanding the foregoing provisions of this Section 1, in the case of any Proceeding brought by or in the right of Holdco to procure a judgment in its favor by reason of the fact that Indemnitee is or was a director, officer, employee or agent of Holdco, or while serving as a director or officer of Holdco, is or was serving or has agreed to serve at the request of Holdco as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, no indemnification shall be made in respect of any claim, issue or matter as to which Indemnitee shall have been adjudged to be liable to Holdco unless, and only to the extent that, the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such Expenses which the Delaware Court of Chancery or such other court shall deem proper.

(d) The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of Holdco, and, with respect to any criminal Proceeding, had reasonable cause to believe that Indemnitee’s conduct was unlawful.

(e) The rights of Indemnitee hereunder shall be in addition to any rights Indemnitee may now or hereafter have to indemnification by the Company, Holdco or otherwise.

Section 2. Successful Defense; Partial Indemnification. To the extent that Indemnitee has been successful on the merits or otherwise in defense of any Proceeding referred to in Section 1 of this Agreement or in defense of any claim, issue or matter therein, Indemnitee shall be indemnified against Expenses actually and reasonably incurred in connection therewith. For purposes of this Agreement and without limiting the foregoing, if any Proceeding is disposed of, on the merits or otherwise (including a disposition without prejudice), without (i) the disposition being adverse to Indemnitee, (ii) an adjudication that Indemnitee was liable to Holdco or a plea of guilty or nolo contendere by Indemnitee, (iii) an adjudication that Indemnitee did not act in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of Holdco, and (iv) with respect to any criminal Proceeding, an adjudication that Indemnitee had reasonable cause to believe Indemnitee’s conduct was unlawful, Indemnitee shall be considered for the purposes hereof to have been wholly successful with respect thereto.

If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Expenses, judgments, fines or amounts paid in settlement actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with any Proceeding or investigation, or in defense of any claim, issue or matter therein, and any appeal therefrom but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such Expenses, judgments, fines or amounts paid in settlement to which Indemnitee is entitled.

Section 3. Determination That Indemnification Is Proper. Any indemnification hereunder shall (unless otherwise ordered by a court) be made by the Company unless a determination is made that indemnification of such person is not proper in the circumstances because he or she has not met the applicable standard of conduct set forth in Section 1(b) of this Agreement. Any such determination shall be made (i) by a majority vote of the directors who are not parties to the Proceeding in question (“disinterested directors”), even if less than a quorum, (ii) by a majority vote of a committee of disinterested directors designated by majority vote of disinterested directors, even if less than a quorum, (iii) by independent legal counsel, or (iv) by a court of competent jurisdiction.

Section 4. Advance Payment of Expenses; Notification and Defense of Claim.

(a) Expenses incurred by Indemnitee in defending a Proceeding, or in connection with an enforcement action pursuant to Section 5(b), shall be paid by the Company in advance of the final disposition of such Proceeding within thirty (30) days after receipt by the Company of (i) a statement or statements from Indemnitee requesting such advance or advances from time to time, and (ii) an undertaking by or on behalf of Indemnitee to repay such amount or amounts, only if, and to the extent that, it shall ultimately be determined that Indemnitee is not entitled to be indemnified by the Company as authorized by this Agreement or otherwise. Such undertaking shall be accepted without reference to the financial ability of Indemnitee to make such repayment. Advances shall be unsecured and interest-free.

(b) Promptly after receipt by Indemnitee of notice of the commencement of any Proceeding, Indemnitee shall, if a claim thereof is to be made against the Company hereunder, notify the Company of the commencement thereof. The failure to promptly notify the Company of the commencement of the Proceeding, or Indemnitee’s request for indemnification, will not relieve the Company from any liability that it may have to Indemnitee hereunder, except to the extent the Company is prejudiced in its defense of such Proceeding as a result of such failure.

(c) In the event the Company shall be obligated to pay the Expenses of Indemnitee with respect to a Proceeding, as provided in this Agreement, the Company, if appropriate, shall be entitled to assume the defense of such Proceeding, with counsel reasonably acceptable to Indemnitee, upon the delivery to Indemnitee of written notice of its election to do so. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same Proceeding, provided that (1) Indemnitee shall have the right to employ Indemnitee’s own counsel in such Proceeding at Indemnitee’s expense and (2) if (i) the employment of counsel by Indemnitee has been previously authorized in writing by the Company, (ii) counsel to the Company or Indemnitee shall have reasonably concluded that there may be a conflict of interest or position, or reasonably believes that a conflict is likely to arise, on any significant issue between the Company and Indemnitee in the conduct of any such defense or (iii) the Company shall not, in fact, have employed counsel to assume the defense of such Proceeding, then the Expenses of Indemnitee’s counsel shall be at the expense of the Company, except as otherwise expressly provided by this Agreement. Notwithstanding the foregoing, in the case of clause (iii) of the preceding sentence, Indemnitee acknowledges that, in connection with any one such Proceeding involving at least one other party to whom the Company owes obligations identical or similar to those owed to Indemnitee under this Agreement, or separate but substantially similar Proceedings arising out of the same general allegations and involving at least one other party to whom the Company owes obligations identical or similar to those owed to Indemnitee under this Agreement, the Company will not be liable for the Expenses of more than one separate firm of attorneys (in addition to any local counsel necessary for the representation). The Company shall not be entitled, without the consent of Indemnitee, to assume the defense of any claim brought by or in the right of the Company or as to which counsel for the Company or Indemnitee shall have reasonably made the conclusion provided for in clause (ii) above.

(d) Notwithstanding any other provision of this Agreement to the contrary, to the extent that Indemnitee is, by reason of Indemnitee’s corporate status with respect to Holdco, the Company or any corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which Indemnitee is or was serving or has agreed to serve at the request of Holdco or the Company, a witness or otherwise participates in any Proceeding at a time when Indemnitee is not a party in the Proceeding, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection therewith.

Section 5. Procedure for Indemnification.

(a) To obtain indemnification, Indemnitee shall promptly submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification. The Company shall, promptly upon receipt of such a request for indemnification, advise the Board of Directors of the Company in writing that Indemnitee has requested indemnification.

(b) The Company’s determination whether to grant Indemnitee’s indemnification request shall be made promptly, and in any event within sixty (60) days following receipt of a request for indemnification pursuant to Section 5(a). The right to indemnification as granted by Section 1 of this Agreement shall be enforceable by Indemnitee in any court of competent jurisdiction if the Company denies such request, in whole or in part, or fails to respond within such 60-day period. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of costs, charges and Expenses under Section 4 of this Agreement where the required undertaking, if any, has been received by the Company) that Indemnitee has not met the standard of conduct set forth in Section 1 hereof, but the burden of proving such defense by clear and convincing evidence shall be on the Company. Neither the failure of the Company (including its Board of Directors or one of its committees, its independent legal counsel, and its stockholders) to have made a determination prior to the commencement of such action that indemnification of Indemnitee is proper in the circumstances because Indemnitee has met the applicable standard of conduct set forth in Section 1, nor the fact that there has been an actual determination by the Company (including its Board of Directors or one of its committees, its independent legal counsel, and its stockholders) that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has or has not met the applicable standard of conduct. The Indemnitee’s Expenses incurred in connection with successfully establishing Indemnitee’s right to indemnification, in whole or in part, in any such proceeding or otherwise shall also be indemnified by the Company.

(c) Subject to the limitations set forth in Section 7, the Indemnitee shall be presumed to be entitled to indemnification under this Agreement upon submission of a request for indemnification pursuant to this Section 5, and the Company shall have the burden of proof in overcoming that presumption in reaching a determination contrary to that presumption. Such presumption shall be used as a basis for a determination of entitlement to indemnification unless the Company overcomes such presumption by clear and convincing evidence.

Section 6. Insurance and Subrogation.

(a) The Company may purchase and maintain insurance on behalf of Indemnitee who is or was or has agreed to serve at the request of the Company or Holdco as a director or officer of the Company or Holdco, or is or was serving at the request of Holdco as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against, and incurred by, Indemnitee or on Indemnitee’s behalf in any such capacity, or arising out of Indemnitee’s status as such, whether or not the Company would have the power to indemnify Indemnitee against such liability under the provisions of this Agreement. If the Company has such insurance in effect at the time the Company receives from Indemnitee any notice of the commencement of a proceeding, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the policy. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policy.

(b) In the event of any payment by the Company under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee with respect to any insurance policy, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights in accordance with the terms of such insurance policy. The Company shall pay or reimburse all Expenses actually and reasonably incurred by Indemnitee in connection with such subrogation.

(c) The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder (including, but not limited to, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) if and to the extent that Indemnitee has otherwise actually received such payment under this Agreement or any insurance policy, contract, agreement or otherwise.

Section 7. Limitation on Indemnification. Notwithstanding any other provision herein to the contrary, the Company shall not be obligated pursuant to this Agreement:

(a) Claims Initiated by Indemnitee. To indemnify or advance Expenses to Indemnitee with respect to a Proceeding (or part thereof) initiated by Indemnitee without the consent or authorization of the Board of Directors of the Company or Holdco, except with respect to a Proceeding brought to establish or enforce a right to indemnification (which shall be governed by the provisions of Section 7(b) of this Agreement).

(b) Action for Indemnification. To indemnify Indemnitee for any Expenses incurred by Indemnitee with respect to any Proceeding instituted by Indemnitee to enforce or interpret this Agreement, unless Indemnitee is successful in establishing Indemnitee’s right to indemnification in such Proceeding, in whole or in part, or unless and to the extent that the court in such Proceeding shall determine that, despite Indemnitee’s failure to establish their right to indemnification, Indemnitee is entitled to indemnity for such Expenses; provided, however, that nothing in this Section 7(b) is intended to limit the Company’s obligation with respect to the advancement of Expenses to Indemnitee in connection with any such Proceeding instituted by Indemnitee to enforce or interpret this Agreement, as provided in Section 4 of this Agreement.

(c) Section 16 Violations. To indemnify Indemnitee on account of any Proceeding with respect to which final judgment is rendered against Indemnitee for payment or an accounting of profits arising from the purchase or sale by Indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute.

(d) Non-compete and Non-disclosure. To indemnify Indemnitee in connection with Proceedings involving the enforcement of non-compete and/or non-disclosure agreements or the non-compete and/or non-disclosure provisions of employment, consulting or similar agreements the Indemnitee may be a party to with the Company, Holdco or any subsidiary of the Company or Holdco or any other applicable foreign or domestic corporation, partnership, joint venture, trust or other enterprise, if any.

(e) Additional Limitations. To indemnify Indemnitee with respect to (i) any claim or any part thereof as to which Indemnitee shall have been adjudged by a court of competent jurisdiction from which no appeal is or can be taken, by clear and convincing evidence, to have acted or failed to act with deliberate intent to cause injury to Holdco or with reckless disregard for the best interests of Holdco or (ii) any obligation of Indemnitee based upon or attributable to Indemnitee gaining in fact any personal gain, profit or advantage to which Indemnitee was not entitled.

Section 8. Certain Settlement Provisions. The Company shall have no obligation to indemnify Indemnitee under this Agreement for amounts paid in settlement of any Proceeding without the Company’s prior written consent, which shall not be unreasonably withheld. The Company shall not settle any Proceeding in any manner that would impose any fine or other obligation on Indemnitee without Indemnitee’s prior written consent, which shall not be unreasonably withheld.

Section 9. Savings Clause. If any provision or provisions of this Agreement shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify Indemnitee as to Expenses, judgments, fines and amounts paid in settlement with respect to any Proceeding, including an action by or in the right of Holdco, to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated and to the full extent permitted by applicable law.

Section 10. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for herein is held by a court of competent jurisdiction to be unavailable to Indemnitee in whole or in part, it is agreed that, in such event, the Company shall, to the fullest extent permitted by law, contribute to the payment of Indemnitee’s Expenses, judgments, fines and amounts paid in settlement with respect to any Proceeding, in an amount that is just and equitable in the circumstances, taking into account, among other things, contributions by other directors and officers of the Company or Holdco or others pursuant to indemnification agreements or otherwise; provided, that, without limiting the generality of the foregoing, such contribution shall not be required where such holding by the court is due to (i) the failure of Indemnitee to meet the standard of conduct set forth in Section 1 of this Agreement, or (ii) any limitation on indemnification set forth in Section 6(c), 7 or 8 of this Agreement.

Section 11. Certain Definitions. For purposes of this Agreement, the following definitions shall apply:

(a) The term “Proceeding” shall include any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought in the right of the Company or Holdco or otherwise and whether of a civil, criminal, administrative legislative, or investigative (formal or informal) nature, including any appeal therefrom, in which Indemnitee was, is or will be involved as a party, potential party, non-party witness or otherwise by reason of the fact that Indemnitee is or was a director or officer of the Company or Holdco, by reason of any action taken by him or of any action on his part while acting as director or officer of the Company or Holdco, or by reason of the fact that he is or was serving at the request of Holdco as a director, officer, employee or agent of any other enterprises, in each case whether or not serving in such capacity at the time any liability or expense is incurred for which indemnification, reimbursement, or advancement of Expenses can be provided under this Agreement. If the Company believes in good faith that a given situation may lead to or culminate in the institution of a Proceeding, this situation shall be considered a Proceeding under this paragraph.

(b) The term “Expenses” shall include all reasonable attorneys’ fees (applying the Company’s billing guidelines, if any, and otherwise consistent with the Company’s past practice for payment of legal fees for outside counsel), retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, any federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement, ERISA excise taxes and penalties, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise participating in, a Proceeding. Expenses also shall include (i) Expenses incurred in connection with any appeal resulting from any Proceeding, including without limitation the premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent, and (ii) Expenses incurred by Indemnitee in connection with the interpretation, enforcement or defense of Indemnitee’s rights under this Agreement, by litigation or otherwise, in accordance with Section 15. Expenses, however, shall not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee.

(c) The term “judgments, fines and amounts paid in settlement” shall be broadly construed and shall include, without limitation, all direct and indirect payments of any type or nature whatsoever, including, without limitation, all penalties and amounts required to be forfeited or reimbursed to the Company or Holdco, as well as any penalties or excise taxes assessed on a person with respect to an employee benefit plan.

(d) The term “Company” shall include, without limitation and in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

(e) The term “other enterprises” shall include, without limitation, employee benefit plans.

(f) The term “serving at the request of Holdco” shall include, without limitation, any service as a director, officer, employee or agent of Holdco which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries.

(g) A person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of Holdco” as referred to in this Agreement.

Section 12. Form and Delivery of Communications. Any notice, request or other communication required or permitted to be given to the parties under this Agreement shall be in writing and either delivered in person or sent by telecopy, telex, telegram, overnight mail or courier service, or certified or registered mail, return receipt requested, postage prepaid, to the parties at the following addresses (or at such other addresses for a party as shall be specified by like notice):

If to the Company:

Actavis W.C. Holding Inc.

Morris Corporate Center III, 400 Interpace Parkway

Parsippany, NJ 07054

Attn: Chief Legal Officer – Global and Secretary

Facsimile:

If to Indemnitee:

[ — ]

Section 13. Subsequent Legislation. If the DGCL is amended after adoption of this Agreement to expand further the indemnification permitted to directors or officers, then the Company shall indemnify Indemnitee to the fullest extent permitted by the DGCL, as so amended.

Section 14. Nonexclusivity; No Duplication of Payments.

(a) The provisions for indemnification and advancement of Expenses set forth in this Agreement shall not be deemed exclusive of any other rights which Indemnitee may have under any provision of law, the Company’s Certificate of Incorporation or Bylaws, in any court in which a proceeding is brought, the vote of the Company’s stockholders or disinterested directors, other agreements or otherwise, and Indemnitee’s rights hereunder shall continue after

Indemnitee has ceased acting as an agent of the Company and shall inure to the benefit of the heirs, executors and administrators of Indemnitee. However, no amendment or alteration of the Company’s Certificate of Incorporation or Bylaws or any other agreement shall adversely affect the rights provided to Indemnitee under this Agreement.

(b) The Company shall not be liable under this Agreement to make any payment to Indemnitee in respect of any Expenses, judgments, fines and amounts paid in settlement or any other amounts paid to or incurred by Indemnitee to the extent Indemnitee has otherwise received payment, including, without limitation, under any insurance policy, the Company’s Certificate of Incorporation or Bylaws, Holdco’s Memorandum and Articles of Association (as each may be amended from time to time) or any agreement between Indemnitee and Holdco (each, an “Alternative Source”), for such Expenses, judgments, fines and amounts paid in settlement or amounts that are otherwise indemnifiable by the Company hereunder. In the event that Indemnitee receives from the Company and an Alternative Source a duplicate payment in respect of the same Expenses, judgments, fines, amounts paid in settlement or any other amounts incurred by Indemnitee, Indemnitee shall promptly reimburse the Company in the amount of such duplicate payment.

Section 15. Enforcement. The Company shall be precluded from asserting in any judicial proceeding that the procedures and presumptions of this Agreement are not valid, binding and enforceable. The Company agrees that its execution of this Agreement shall constitute a stipulation by which it shall be irrevocably bound in any court of competent jurisdiction in which a proceeding by Indemnitee for enforcement of his rights hereunder shall have been commenced, continued or appealed, that its obligations set forth in this Agreement are unique and special, and that failure of the Company to comply with the provisions of this Agreement will cause irreparable and irremediable injury to Indemnitee, for which a remedy at law will be inadequate. As a result, in addition to any other right or remedy Indemnitee may have at law or in equity with respect to breach of this Agreement, Indemnitee shall be entitled to injunctive or mandatory relief directing specific performance by the Company of its obligations under this Agreement.

Section 16. Interpretation of Agreement. It is understood that the parties hereto intend this Agreement to be interpreted and enforced so as to provide indemnification to Indemnitee to the fullest extent now or hereafter permitted by law.

Section 17. Entire Agreement. This Agreement and the documents expressly referred to herein constitute the entire agreement between the parties hereto with respect to the matters covered hereby, and any other prior or contemporaneous oral or written understandings or agreements with respect to the matters covered hereby are expressly superseded by this Agreement.

Section 18. Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

Section 19. Successor and Assigns. All of the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the parties hereto and their respective successors, assigns, heirs, executors, administrators and legal representatives. The Company shall require and cause any direct or indirect successor (whether by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company, by written agreement in form and substance reasonably satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

Section 20. Service of Process and Venue. For purposes of any claims or proceedings to enforce this agreement, the Company consents to the jurisdiction and venue of any federal or state court of competent jurisdiction in the states of Delaware and [New Jersey], and waives and agrees not to raise any defense that any such court is an inconvenient forum or any similar claim.

Section 21. Supersedes Prior Agreement. This Agreement supersedes any prior indemnification agreement between Indemnitee and the Company or its predecessors.

Section 22. Governing Law. This Agreement shall be governed exclusively by and construed according to the laws of the State of Delaware, as applied to contracts between Delaware residents entered into and to be performed entirely within Delaware. If a court of competent jurisdiction shall make a final determination that the provisions of the law of any state other than Delaware govern indemnification by the Company of its officers and directors or the officers and directors of Holdco, then the indemnification provided under this Agreement shall in all instances be enforceable to the fullest extent permitted under such law, notwithstanding any provision of this Agreement to the contrary.

Section 23. Employment Rights. Nothing in this Agreement is intended to create in Indemnitee any right to employment or continued employment.

Section 24. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument, notwithstanding that both parties are not signatories to the original or same counterpart.

Section 25. Headings. The section and subsection headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

[Signature page follows.]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered to be effective as of the date first above written.

ACTAVIS W.C. HOLDING INC.

By:
Name:
Title:

INDEMNITEE:

By:
Name:
Title: